PROFESSIONALLY MANAGED PORTFOLIOS
AMENDMENT TO THE DISTRIBUTION AGREEMENT
THIS AMENDMENT dated as of the 15th day of November, 2016, to the Distribution Agreement, dated as of July 10, 2006, as amended, the ("Agreement"), is by and among PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the "Trust"), on behalf of its series, the Osterweis Funds, QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor"), OSTERWEIS CAPITAL MANAGEMENT, INC., the investment advisor on behalf of the Osterweis Funds, and OSTERWEIS CAPITAL MANAGEMENT, LLC, the investment advisor on behalf of the Osterweis Strategic Income Fund, the Osterweis Strategic Investment Fund and the Osterweis Institutional Equity Fund, (collectively the "Advisor").

WHEREAS, the parties desire to amend the series of the Trust to add the
Osterweis Emerging Opportunity Fund and Osterweis Total Return Fund in the manner set forth herein;

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Amended Exhibit A of the Agreement shall be amended and replaced in its entirety by the Amended Exhibit A ("Amended Exhibit A") attached herein.

The Agreement, as amended, shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.
PROFESSIONALLY MANAGED PORTFOLIOS	QUASAR DISTRIBUTORS, LLC

By: ____________________________	By: _______________________________

Name: Elaine E. Richards	Name: James R. Schoenike

Title: President	Title: President

OSTERWEIS CAPITAL MANAGEMENT, INC.

By: ______________________________
Name: ____________________________
Title: _____________________________
OSTERWEIS CAPITAL MANAGEMENT, LLC

By: ______________________________
Name: ____________________________
Title: _____________________________

11/2016	1

Amended Exhibit A
to the
Distribution Agreement – Professionally Managed Portfolios

Separate Series

Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Strategic Investment Fund
Osterweis Institutional Equity Fund
Osterweis Emerging Opportunity Fund
Osterweis Total Return Fund

11/2016	2